 As filed with the Securities and Exchange Commission on February 3, 2005 Registration No. 333-_____

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM S-8
REGISTRATION STATEMENT
Under
THE SECURITIES ACT OF 1933

SONOMAWEST HOLDINGS, INC..
(Exact name of issuer as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	94-1069729 (I.R.S. Employer Identification No.)

2064 Highway 116 North Sebastopol, California 95472
(Address of Principal Executive Offices) (Zip Code)

2002 Stock Incentive Plan
(Full title of the plan)

Thomas R. Eakin
Chief Financial Officer
SonomaWest Holdings, Inc.
2064 Highway 116 North
Sebastopol, California 95472
(Name and address of agent for service)

(707) 824-2534
(Telephone number, including area code, of agent for service)

Copy to:

Roger S. Mertz, Esq.
Allen Matkins Leck Gamble & Mallory LLP
Three Embarcadero Center, 12th Floor
San Francisco, California 941116
(415) 837-1515

CALCULATION OF REGISTRATION FEE

Title of Securities to be registered	Amount to be registered(2)	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
2002 Stock Incentive Plan Common Stock, $0.0001 par value(1)	75,000	$10.60(3)	$795,000	$93.57

(1)

These securities are of the same class and in addition to the 75,000 shares of common stock initially available to be granted under the 2002 Stock Incentive Plan, an employee stock option plan, and previously registered pursuant to Registration Statement No. 333-101755. The total number of shares of common stock now issuable under the 2002 Stock Incentive Plan, as amended, is 150,000.

(2)	Pursuant to Rule 416(a), also covers additional securities that may be offered as a result of stock splits, stock dividends or similar transactions.

(3)

Has been estimated in accordance with Rule 457(c) under the Securities Act of 1933, solely for the purpose of calculating the registration fee. No options have been granted with respect to such shares. The computation is based upon the average of the high and low price of the common stock as reported on the Nasdaq SmallCap Market on February 2, 2005 because the price at which the options to be granted in the future may be exercised is not currently determinable

The Exhibit Index for this Registration Statement follows the signature page.

SONOMAWEST HOLDINGS, INC.
REGISTRATION STATEMENT ON FORM S-8

EXPLANATORY NOTE

        This Registration Statement on Form S-8 relates to the Registrant’s 2002 Stock Incentive Plan (the “Plan”) under which the Registrant, pursuant to that certain Registration Statement on Form S-8 (File No. 333-101755, the “Registration Statement”), previously registered 75,000 shares of its common stock under the Plan. Under Section E of the General Instructions on Form S-8, the Registrant is registering additional shares under the Plan.

        On July 28, 2004, the Registrant’s Board of Directors approved an increase in the number of shares reserved for issuance under the Plan equal to 75,000 shares. The Registrant’s shareholders subsequently approved the increase on October 27, 2004. This Registration Statement covers the increase of 75,000 shares of common stock issuable under the Plan, bringing the total number of authorized shares to 150,000.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.    INCORPORATION OF DOCUMENTS BY REFERENCE.

        The following documents are incorporated by reference into this Registration Statement:

1.	Registrant’s registration statement filed on Form S-8 dated December 10, 2002 (SEC file number 333-101755);

2.	Registrant’s Annual Report on Form 10-K for the fiscal year ended June 30, 2004, filed on September 21, 2004;

3.	Registrant’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2004, filed on November 12, 2004;

4.	The description of Registrant’s common stock contained in its registration statement filed on Form S-8 (Registration Statement No. 333-101755) on December 10, 2002; and

5.	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, since the end of Registrant’s fiscal year ended June 30, 2004.

In addition, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, as amended, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereunder have been sold, or which deregisters all securities then remaining unsold under this Registration Statement, shall be deemed to be incorporated by reference (other than information furnished pursuant to Items 2.03, 9 or 12 on Form 8-K, unless otherwise indicated therein) in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 8. EXHIBITS.

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP
10.1	2002 Stock Incentive Plan, as amended
10.2	Form Notice of Grant of Stock Option
23.1	Consent of Allen Matkins Leck Gamble & Mallory LLP (included as part of Exhibit 5.1 hereto)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included at page 4 of the Registration Statement)

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Sebastopol, State of California, on this 3rd day of February, 2005.

SONOMAWEST HOLDINGS, Inc., a Delaware corporation By: /s/ Roger S. Mertz —————————————— Roger S. Mertz Chairman of the Board

POWER OF ATTORNEY

           Each individual whose signature appears below constitutes and appoints Roger S. Mertz and David J. Bugatto, and each of them, such person’s true and lawful attorneys-in-fact and agents with full power of substitution and resubstitution, for such person and in such person’s name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

           Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE
/s/ Roger S. Mertz ___________________________ Roger S. Mertz	Chairman of the Board of Directors (Principal Executive officer)	February 3, 2005
/s/ Thomas R. Eakin ___________________________ Thomas R. Eakin	Chief Financial Officer (Principal Financial and Accounting Officer	February 3, 2005
/s/ David J. Bugatto ___________________________ David J. Bugatto	Director	February 3, 2005
/s/ Gary L. Hess ___________________________ Gary L. Hess	Director	February 3, 2005
/s/ Fredric Selinger ___________________________ Fredric Selinger	Director	February 3, 2005

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION
5.1	Opinion of Allen Matkins Leck Gamble & Mallory LLP
10.1	2002 Stock Incentive Plan, as amended
10.2	Form Notice of Grant of Stock Option
23.1	Consent of Allen Matkins Leck Gamble &Mallory LLP (included as part of Exhibit 5.1 hereto)
23.2	Consent of Grant Thornton LLP
24.1	Power of Attorney (included at page 4 of the Registration Statement)